     As filed with the Securities and Exchange Commission on March___, 2002
                                                     Registration No. __________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                               __________________

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                FLUOR CORPORATION
             (Exact Name of Registrant as Specified in its Charter)


                 Delaware                                      33-0927079
      (State or Other Jurisdiction of                       (I.R.S. Employer
      Incorporation or Organization)                     Identification Number)

           One Enterprise Drive                                92656-2606
          Aliso Viejo, California                              (Zip Code)
 (Address of Principal Executive Offices)


                  FLUOR EXECUTIVE DEFERRED COMPENSATION PROGRAM
                            (Full Title of the Plan)

                               LAWRENCE N. FISHER
                    Senior Vice President - Law and Secretary
                              One Enterprise Drive
                       Aliso Viejo, California 92656-2606
                     (Name and Address of Agent for Service)

                                 (949) 349-2000
          (Telephone Number, Including Area Code, of Agent for Service)

                                _________________

        Copies of all communications, including all communications sent to agent for service, should be sent to:


                                Ronald O. Mueller
                           Gibson, Dunn & Crutcher LLP
                     1050 Connecticut Avenue, NW, Suite 900
                              Washington, DC 20036
                                 (202) 955-8500

================================================================================

=============================================================================================================
                                         CALCULATION OF REGISTRATION FEE
=============================================================================================================
                                               Proposed Maximum      Proposed Maximum
    Title of Securities     Amount to be        Offering Price           Aggregate            Amount of
   to be Registered (1)      Registered         Per Obligation      Offering Price (2)     Registration Fee
========================= ================== ===================== ===================== ====================
   Deferred Compensation    $195,000,000             100%              $195,000,000               $17,940
        Obligations
========================= ================== ===================== ======================== =================

(1) The Deferred Compensation Obligations are unsecured obligations of Fluor Corporation to pay deferred compensation in the future in accordance with the terms of the Fluor Executive Deferred Compensation Program.

(2)   Calculated solely for purposes hereof pursuant to 457(h).

                                  INTRODUCTION

     This Registration Statement on Form S-8 is filed by Fluor Corporation, a Delaware corporation (the "Company" or "Registrant"), relating to the Fluor Executive Deferred Compensation Program.

                                     PART I

                INFORMATION REQUIRED IN SECTION 10(a) PROSPECTUS

Item 1.  Plan Information.

     Not filed as part of this Registration Statement pursuant to Note to Part I of Form S-8.

Item 2.  Registrant Information and Employee Plan Annual Information.

     Not filed as part of this Registration Statement pursuant to Note to Part I of Form S-8.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

     The following documents of the Registrant heretofore filed with the Securities and Exchange Commission (the "Commission") are hereby incorporated in this Registration Statement by reference:

     (1) The Annual Report of the Registrant on Form 10-K filed on March 21, 2001 for the fiscal year ended December 31, 2001; and

     (2) The Company's Registration Statement on Form 10/A (Amendment No. 1) under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), filed on November 22, 2000, which includes a description of the Company's common stock.

     All reports and other documents subsequently filed by the Company or pursuant to Sections 13(a) and (c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all such securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such reports and documents.

     Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein and any document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such earlier statement.

Any statement or document so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

     The Deferred Compensation Obligations hereby registered consist of certain unfunded and unsecured obligations of the Company arising in favor of persons electing to participate in the Fluor Executive Deferred Compensation Program (the "Plan"). As background, on November 30, 2000, Fluor Corporation ("Old Fluor"), a corporation incorporated in Delaware in 1978 as successor in interest to a California corporation of the same name incorporated in 1924, announced that it had completed a reverse spin-off transaction wherein its coal segment, previously operated under the A. T. Massey Coal Company, Inc. subsidiary, was separated from the other business segments of Old Fluor. As a result, two publicly-traded companies were created: Massey Energy Company and a "new" Fluor Corporation referred to as the Company herein. Upon the completion of the transaction, the Company was assigned the Plan.

     The Plan permits eligible members of the Company's executive management team electing to participate in the Plan ("Participants") to defer all or any portion of their salary or incentive compensation awards for certain deferral periods. Participants may specify the portion of their compensation to be deferred, which elections shall become effective with the first payroll period commencing thereafter, in the case of salary deferrals, or as of the fiscal period in which such election is made and for which performance is measured, in the case of incentive compensation deferrals. Participants may change or terminate the deferred portion they have elected with respect to salary not more often than every six months; the deferred portion elected for any payment of incentive compensation is irrevocable. The Plan includes provisions that give Participants credit for benefits they may lose under the Company's savings and pension plans as a result of salary deferrals under the Plan. Additionally, the Plan provides that Participants may elect to receive deferred compensation credits (as opposed to cash compensation) in amounts equal the excess of the amount they elect to contribute to the Fluor Corporation Salaried Employees' Savings Plan (the "Savings Plan") over the annual contribution limitations imposed on such contributions under Section 401 of the Internal Revenue Code ("Excess Benefit Accruals").

     When a Participant elects to defer compensation under the Plan, the Company retains the deferred amount and credits the value thereof (and certain compensating accruals described below) by book entry to the applicable accounts established and maintained by the Company with respect to such Participant's deferred compensation. The Plan provides for "Deferral" and "Accrual" accounts. Deferral accounts are maintained with respect to the amount of compensation deferred in accordance with the Participant's instructions. Accrual accounts are maintained with respect to Excess Benefit Accruals and to give Participants credit for the amounts by which the Company's contributions to the Fluor Corporation Employees' Retirement Plan and the Savings Plan are reduced by reason of salary deferrals made under the Plan.

     The deferral period extends to the termination of the Participant's employment with the Company or its subsidiaries, except that, in the case of amounts credited to the Participant's Deferral Accounts, the Participant may specify the date for the expiration of the deferral period (which may not extend beyond the date upon which the Participant reaches the age of 70-1/2 years). If the Participant specifies such an expiration date, the deferral period will terminate on the earlier of termination of such employment or such expiration date.

     Participants may allocate the amount of their accounts to various investment crediting options available under the Plan. Initially, Participants make allocations to the crediting options at the time they elect to participate in the Plan. Thereafter, Participants may change their allocations once every six months. The Executive Compensation Committee of the Company ("Committee") has discretion to determine which crediting options will be available under the Plan provided that certain crediting options will be continuously available to Participants that had deferred compensation accounts under prior deferred compensation plans that were rolled into the Plan effective as of May 1, 1995. Participant accounts are adjusted monthly to reflect the performance of the applicable crediting options.

     Amounts accrued in a Participant's account may be distributed in one lump sum payment on or before December 31 of the year in which the deferral period terminates (or, if the Company elects, in the following January) or in not more than 20 annual installments. In the case of Accrual accounts, the Company has discretion to distribute the amount thereof as a lump sum payment or as installment payments; in the case of Deferral accounts, distributions will be as lump sum payments unless the Participant, in connection with his or her specification of a deferral period, elects to receive distributions of such accounts as a number of installment payments or, in the event the deferral period terminates as the result of the termination of the Participant's employment with the Company or its subsidiaries, the Company elects to make distributions as a number (not exceeding twenty) of annual installments.

     Amounts accrued in a Participant's accounts are also subject to lump sum distribution within fifteen days of the month following the termination of a Participant's employment with the Company or its subsidiaries if such termination occurs within two years following a change of control of the Company. Additionally, in the event that the Committee approves such distribution, limited portions of a Participant's account may be distributed in the event the Participant suffers a sudden, unexpected and severe financial hardship. Finally, a Participant may elect to receive a lump sum payment of 90% of his or her accounts prior to the termination of his or her employment with the Company or its subsidiaries. Such an election results in the forfeiture of any interest in the remaining 10% of his or her accounts and precludes further participation in the Plan for the balance of the fiscal year in which such election is made.

     The obligation of the Company to pay Participants the amount of their accounts under the Plan is unfunded and constitutes a general unsecured obligation of the Company that ranks pari passu with other unsecured and unsubordinated indebtedness of the Company. Assets of the Company segregated or identified by the Company for the purpose of paying deferred compensation obligations under the Plan are general corporate assets of the Company subject to the claims of its creditors.

     The interests of Participants under the Plan may not be assigned, transferred, pledged or otherwise encumbered. Upon the death of a Participant, his or her beneficiaries, as designated under the Fluor Employee's Retirement Plan or as otherwise designated by the Participant to his or her employer or, in the absence of such designation, by the personal representative of Participant's estate, shall be entitled to payments that would otherwise be made to the Participant under the Plan. The Company's obligation to pay amounts of deferred compensation under the

Plan are not convertible into securities of the Company, and Participants have no voting rights with respect to the Plan or such obligations. Such obligations will not have the benefit of a negative pledge or any other affirmative or negative covenant on the part of the Company. No trustee has been appointed having authority to take action with respect to the Plan or the Company's obligations thereunder, and each Participant is responsible for acting independently with respect to, among other things, the giving of notices, responding to any request for consents, waivers or amendments pertaining to the Plan or deferrals thereunder, and enforcing the Company's obligations under the Plan.

     The Committee administers the Plan. The Committee has full discretionary authority to interpret the Plan, to determine benefits payable to Participants, to maintain records, to make rules for the regulation of the Plan and to appoint plan administrators and to take other actions necessary for the proper administration of the Plan. The Plan may be amended or terminated at any time and from time to time, except that no such amendment may adversely affect a Participant's rights with respect to outstanding deferred compensation obligations credited to the Participant's account as of the date such amendment or termination without prior consent of the Participant.

     The Plan was amended and restated as of January 1, 2002 (the "Amended Plan"). The Amended Plan is generally similar to the Plan except that it differs from the Plan in the following material respects. The Amended Plan extends to all Company executives. Elections wherein Participants may specify the portion of their compensation to be deferred become effective with the first payroll period within the first fiscal quarter commencing after the election in the case of salary deferrals. Participants may change or terminate the deferred portion they have elected with respect to salary not more often than every fiscal quarter; the deferred portion elected for any payment of incentive compensation remains irrevocable. The Amended Plan adds provisions that give Participants credit for benefits they may lose under a Company performance plan as a result of salary deferrals under the Amended Plan. The Amended Plan removes the limitation that the date of the deferral period specified by the Participant may not extend beyond the date upon which the Participant reaches the age of 70 1/2 years. The Amended Plan allows Participants to re-allocate the amount of their accounts to various investment crediting options once every month, and adjusts the accounts daily to reflect the performance of the applicable crediting options. Under the Amended Plan, amounts accrued in a Participant's account may be distributed in one lump sum payment in January of the year succeeding the year in which the deferral period terminates (or, if the Company elects, on or before December 31 of the year in which the deferral period terminates) or in not more than 20 annual installments. The Amended Plan provides that the lump sum distribution which occurs within fifteen days of the month following the termination of a Participant's employment with the Company or its subsidiaries if such termination occurs within two years following a change of control of the Company is subject to certain rights of the Participant to waive the lump sum distribution and, in some circumstances, pay a penalty for such waiver. The Amended Plan provides that in the event of the divorce or legal separation of a Participant, and the awarding of all or a portion of the Deferral Accounts and Accrual Accounts to the spouse of the Participant, that spouse may elect to receive a distribution of his or her portion of the Deferral and Accrual Accounts upon providing certain documentation and information to the Committee. Finally, under the Amended Plan, the beneficiaries of the Participant entitled to payments otherwise made to the Participant under the Amended Plan are as designated on a form provide by the Participant's corporate employer, or, if no such designation has been made, the beneficiary designated by the Participant under the Retirement Plan or, in the absence of such designation, by the personal representative of Participant's estate.

Item 5.  Interests of Named Experts and Counsel.

     Lawrence N. Fisher, Senior Vice President - Law and Secretary of the Registrant, has passed upon the validity of the securities of the Registrant being registered hereby. Mr. Fisher is an executive officer of the Registrant and holds both restricted and unrestricted shares of the Registrant's common stock. Mr. Fisher is also eligible to participate in the Plan.

Item 6.  Indemnification of Directors and Officers.

     The Registrant is a Delaware corporation. Article Sixteen of the Registrant's Amended and Restated Certificate of Incorporation provides that the officers and directors of the Registrant shall be indemnified and held harmless by the Registrant to the fullest extent authorized by the Delaware General Corporation Law, as amended from time to time (the "GCL") (but in the case of any such amendment, only to the extent that such amendment permits the Registrant to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment). Section 145 of the GCL provides that a Delaware corporation has the power to indemnify officers and directors in certain circumstances.

     Subsection (a) of Section 145 of the GCL empowers a corporation to indemnify any director or officer, or former director or officer, who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action in the right of the corporation), against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding provided such director or officer acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, provided that such director or officer has no reasonable cause to believe his conduct was unlawful.

     Subsection (b) of Section 145 empowers a corporation to indemnify any director or officer, or former director or officer, who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above against expenses (including attorneys' fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit; provided that such director or officer acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation. However, no indemnification may be made in respect of any obligation, issue or matter as to which such director or officer has been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability, but in view of all the circumstances of the case, the director or officer is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

     Section 145 further provides that (i) to the extent that a director or officer has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145 or in the defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith. Article Sixteen of the Registrant's Amended and Restated Certificate of Incorporation provides that the indemnification provided for thereunder shall be a contract right which shall include the right to be paid expenses incurred in defending any proceeding in advance of its final disposition subject to any undertakings required under the GCL. Subsection (e) of Section 145 requires an undertaking to repay any such amount advanced if the director or officer receiving such amount is ultimately determined not to be entitled to indemnification.

     Article Sixteen limits indemnification of any officer or director with respect to actions initiated by such person to those actions where such indemnification is approved by the Registrant's Board of Directors.

     Indemnification provided for by Section 145 and Article Sixteen is not to be deemed exclusive of any other rights to which the indemnified party may be entitled. Both Section 145 and Article Sixteen permit the Registrant to maintain insurance on behalf of a director or officer against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Registrant would have the power to indemnify him against such liabilities under Section 145.

     Article Sixteen provides that any director or officer claiming rights to indemnification thereunder may bring suit if such indemnification is not paid within thirty days. Article Sixteen further provides that the Registrant bears the burden of proving that the claimant has not met the standards of conduct required for indemnification under the GCL if the Registrant elects to defend any such action. Article Fifteen of the Registrant's Amended and Restated Certificate of Incorporation provides that, to the fullest extent permitted under the GCL, a director of the Registrant shall not be personally liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director.

Item 7.  Exemption from Registration Claimed.

     Not applicable.

Item 8.  Exhibits.

     Unless otherwise indicated below as being incorporated by reference to another filing of the Registrant with the Commission, each of the following exhibits is filed herewith:

4.1 Amended and Restated Certificate of Incorporation of the Registrant, (filed as Exhibit 3.1 to the Registrant's Registration Statement on Form 10/A (Amendment No. 1) and incorporated herein by reference)

4.2 Bylaws of the Registrant, as amended, effective February 6, 2002 (filed as Exhibit 3.2 to the Registrant's Annual Report on Form 10-K and incorporated herein by reference)

4.3 Fluor Executive Deferred Compensation Program, effective May 1, 1995 (filed as Exhibit 10.10 to the Registrant's Registration Statement on Form 10/A (Amendment No. 1) and incorporated herein by reference).

4.4 Fluor Executive Deferred Compensation Program, amended and restated as of January 1, 2002 (filed as Exhibit 10.10 to the Registrant's Annual Report on Form 10-K and incorporated herein by reference)

5 Opinion of Lawrence N. Fisher as to the legality of the securities registered hereby

23.1    Consent of Independent Auditors

23.2    Consent of Lawrence N. Fisher (contained in Exhibit 5)

24      Powers of Attorney (included on Signature Page)

Item 9.  Undertakings.

(1)  The undersigned Registrant hereby undertakes:

     (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          provided, however, that paragraphs (1)(a)(i) and (1)(a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

     (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(2) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Orange, State of California on the 22nd day of March, 2002.

                                        FLUOR CORPORATION

                                        By: /s/ Lawrence N. Fisher
                                            ----------------------
                                        Lawrence N. Fisher
                                        Senior Vice President - Law and
                                        Secretary

          Each person whose signature appears below constitutes and appoints Lawrence N. Fisher and Eric P. Helm, and each of them, as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in his name, place and stead, in any and all capacities, to sign any or all further amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement was signed below by the following persons in the capacities indicated on March 22, 2002.

          Signature                                     Title

PRINCIPAL EXECUTIVE OFFICER AND        Director, Chairman of the Board and Chief
           DIRECTOR                                 Executive Officer

             /s/
  ------------------------------
       Alan L. Boeckmann

    PRINCIPAL FINANCIAL OFFICER        Senior Vice President and Chief Financial
                                                        Officer
             /s/
  ------------------------------
      D. Michael Steuert

   PRINCIPAL ACCOUNTING OFFICER               Vice President and Controller

             /s/
  ------------------------------
       Victor L. Prechtl

             /s/                                        Director
  ------------------------------
    Carroll A. Campbell, Jr.

             /s/                                        Director
  ------------------------------
        Peter J. Fluor

                   /s/                                  Director
     ------------------------------
            David P. Gardner

                   /s/                                  Director
     ------------------------------
            Thomas L. Gossage

                   /s/                                  Director
     ------------------------------
            James T. Hackett

                   /s/                                  Director
     ------------------------------
             Bobby R. Inman

                   /s/                                  Director
     ------------------------------
            Vilma S. Martinez

                   /s/                                  Director
     ------------------------------
             Dean R. O'Hare

                   /s/                                  Director
     ------------------------------
            Robin W. Renwick

                   /s/                                  Director
     ------------------------------
            James O. Rollans

                   /s/                                  Director
     ------------------------------
             Martha R. Seger

By: /s/ Eric P. Helm
    ----------------

     Eric P. Helm

     Attorney-in-Fact

                                  EXHIBIT INDEX


                                                                                        Sequentially
   Exhibit No.                       Description                                        Numbered Page
   -----------    ------------------------------------------------------------          -------------
   4.1            Amended and Restated Certificate of Incorporation of the
                  Registrant (filed as Exhibit 3.1 to the Registrant's
                  Registration Statement on Form 10/A (Amendment No. 1) and
                  incorporated herein by reference)

   4.2 Bylaws of the Registrant, as amended, effective February 6, 2002 (filed as Exhibit 3.2 to the Registrant's Annual Report on Form 10-K and incorporated herein by reference)

   4.3            Fluor Executive Deferred Compensation Program, effective
                  May 1, 1995 (filed as Exhibit 10.10 to the Registrant's
                  Registration Statement on Form 10/A (Amendment No. 1) and incorporated herein by reference).

   4.4 Fluor Executive Deferred Compensation Program, amended and restated as of January 1, 2002 (filed as Exhibit 10.10 to the Registrant's Annual Report on Form 10-K and incorporated herein by reference)

   5 Opinion of Lawrence N. Fisher as to the legality of the securities registered hereby

   23.1           Consent of Independent Auditors

   23.2           Consent of Lawrence N. Fisher (contained in Exhibit 5)

   24             Powers of Attorney (included on Signature Page)